      As filed with the Securities and Exchange Commission on May 9, 1997

                                                       Registration No.333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                           ------------------------

                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           ------------------------

                              VITAL IMAGES, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                MINNESOTA                               42-1321776
      (STATE OR OTHER JURISDICTION                   (I.R.S. EMPLOYER
    OF INCORPORATION OR ORGANIZATION)               IDENTIFICATION NO.)

    3100 WEST LAKE STREET, SUITE 100                      55416
         MINNEAPOLIS, MINNESOTA                         (ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                           ------------------------

                    INCENTIVE STOCK OPTION ADJUSTMENT PLAN
                  1990 MANAGEMENT INCENTIVE STOCK OPTION PLAN
                  1992 DIRECTOR STOCK OPTION ADJUSTMENT PLAN
                            1992 STOCK OPTION PLAN
                     1995 STOCK INCENTIVE ADJUSTMENT PLAN
                           CERTAIN NON-PLAN OPTIONS
                          CERTAIN NON-PLAN SECURITIES
                           (FULL TITLE OF THE PLAN)

                           ------------------------

                              GREGORY S. FURNESS
                            CHIEF FINANCIAL OFFICER
                       3100 WEST LAKE STREET, SUITE 100
                         MINNEAPOLIS, MINNESOTA  55416
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                (612) 915-8000
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                           ------------------------

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
          IMMEDIATELY UPON THE FILING OF THIS REGISTRATION STATEMENT

                           ------------------------

                        CALCULATION OF REGISTRATION FEE

=======================================================================================================
                                                 PROPOSED MAXIMUM     PROPOSED MAXIMUM      AMOUNT OF
  TITLE OF SECURITIES          AMOUNT TO BE       OFFERING PRICE     AGGREGATE OFFERING    REGISTRATION
   TO BE REGISTERED             REGISTERED         PER SHARE(2)           PRICE(2)             FEE
-------------------------------------------------------------------------------------------------------
COMMON STOCK, PAR VALUE
  $.01 PER SHARE (3) ....   1,940,504 SHARES          $1.50              $2,910,756          $882.05
=======================================================================================================

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, (the "Securities Act") this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of anti-dilution provisions described herein.

(2) Estimated solely for the purpose of calculating the amount of the registration fee and calculated pursuant to Rule 457(h) under the Securities Act on the basis of the pro forma book value of the Registrant's Common Stock on May 6, 1997.

(3)  Each share of Common Stock includes one Preferred Stock Purchase Right.

================================================================================

                                EXPLANATORY NOTE

     As provided in Instruction C to Form S-8, any prospectus that is to be used for reoffers and resales of restricted securities must be filed as a part of a Registration Statement on Form S-8. Accordingly, the Prospectus that is to be used for reoffers and resales of shares of Common Stock acquired prior to the effective date of this Registration Statement pursuant to the grant of certain non-plan restricted stock awards has been filed as a part of this Registration Statement. These grants were made to a certain employee of Bio-Vascular, Inc. ("Bio-Vascular") or the Company in connection with the spin-off distribution of all of the Company's issued and outstanding Common Stock to the shareholders of Bio-Vascular. This Registration Statement became effective prior to the Company's spin-off from Bio-Vascular, but subsequent to the effectiveness of the Company's Registration Statement on Form 10, registering the Company's Common Stock and certain Preferred Stock Purchase Rights under the Securities Exchange Act of 1934, as amended.

PROSPECTUS
                                  4,714 Shares
                               VITAL IMAGES, INC.
                                  Common Stock
                            _______________________

   This Prospectus relates to 4,714 shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock"), of Vital Images, Inc. (the "Company") that may be offered for sale for the account of a certain shareholder of the Company as stated herein under the heading "Selling Shareholder."

   The Selling Shareholder has advised the Company that sales of the Shares offered hereunder by him, or by his pledgees, donees, transferees or other successors in interest, may be made from time to time in the over-the-counter market, through negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale or at negotiated prices. The Shares may be sold by one or more of the following methods: (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; and (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. Sales may be made pursuant to this Prospectus to or through broker-dealers who may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholder or the purchasers of Common Stock for whom such broker-dealer may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). One or more supplemental prospectuses will be filed pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"), to describe any material arrangements for the sale of the Shares offered hereunder when such arrangements are entered into by the Selling Shareholder and any other broker-dealers that participate in the sale of the Shares.

   The Selling Shareholder and any broker-dealers or other persons acting on their behalf in connection with the sale of Common Stock hereunder may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit realized by them on the resale of Common Stock as principals may be deemed to be underwriting commissions under the Securities Act. As of the date hereof, there are no special selling arrangements between any broker-dealer or other person and the Selling Shareholder.

   No period of time has been fixed within which the Shares may be offered or sold. None of the proceeds from the sale of the Shares will be received by the Company. The Company will pay all expenses with respect to this offering, except for brokerage fees and commissions and transfer taxes for the Selling Shareholder, which will be borne by the Selling Shareholder.

   The shares of Common Stock offered hereby involve certain risks. See "Risk Factors" beginning on page 3 of this Prospectus.

   It is expected that the Common Stock will initially be traded in the over-the-counter market on the OTC Electronic Bulletin Board, although the Company intends to seek listing of the Common Stock on the Nasdaq SmallCap Market.
There can be no assurance, however, that the Company will be successful in meeting the requirements for initial or continued listing on the Nasdaq SmallCap Market.

                            _______________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            _______________________

   No person has been authorized to give any information or to make any representations not contained or incorporated by reference in this Prospectus in connection with the offer described in this Prospectus and, if given or made, such information and representations must not be relied upon as having been authorized by the Company or the Selling Shareholder. Neither the delivery of this Prospectus nor any sale made under this Prospectus shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof or since the date of any documents incorporated herein by reference. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates, or an offer or solicitation in any state to any person to whom it is unlawful to make such offer in such state.



                  The date of this Prospectus is May 9, 1997.

                                  THE COMPANY

     Vital Images, Inc. ("Vital Images" or the "Company") is engaged in the business of developing, marketing and supporting medical visualization software and systems for use in clinical diagnosis and surgical planning (the "Medical Visualization Business"). Since its incorporation in 1988, the Company has pioneered the use of computer-based visualization software, and, in particular, three-dimensional visualization software. Initially, the Company focused on developing powerful visualization software tools for use by engineers and researchers in a variety of imaging applications, including gas and oil exploration, microscopy and medical research. In 1994, the Company was acquired by Bio-Vascular and consolidated its focus and dedicated its efforts to developing and marketing high performance visualization software for medical applications, designed for routine clinical use in clinical diagnosis and surgical planning. In late 1996, Bio-Vascular announced a proposed spin-off distribution of all of the issued and outstanding shares of Common Stock to shareholders of Bio-Vascular (the "Distribution"), resulting in Vital Images becoming an independent, publicly held company. The Distribution is effective on May 12, 1997.

   The Company's products are based on proprietary visualization algorithms and display techniques involving "volume rendering" of imaging data. Volume rendering is an advanced technique for displaying two- or three-dimensional images on a computer monitor which has significant advantages over the alternative technique, known as "surface rendering." Traditionally, volume rendering has been largely overlooked by visualization companies because the computer power necessary to perform volume rendering is, in general, significantly more intensive than the requirements for surface rendering. However, the Company's proprietary technologies offer volume rendering-based systems which operate on standard computer workstations manufactured by Silicon Graphics, Inc. ("Silicon Graphics").

   The Company currently has two software products, VoxelView(R) and Vitrea(TM), which provide clinicians with both two- and three-dimensional views inside the human body for use in clinical diagnosis and surgical planning. VoxelView, the Company's first medical visualization product, received 510(k) marketing clearance from the U.S. Food and Drug Administration (the "FDA") in November 1995 and currently has approximately 350 user sites around the world. Vitrea, an advanced version of the Company's technology for medical visualization applications, received 510(k) marketing clearance from the FDA in December 1996, and is currently expected to be commercially released in the second half of calendar 1997.

   The Company intends to offer Vitrea both as a software package and as an integrated software and hardware system to radiologists, surgeons and other care providers. Vitrea and the integrated Vitrea system are both designed for ready integration into hospital radiology networks. Vitrea's primary advantage is that it provides two- and three-dimensional viewing for routine diagnosis and surgical planning, without requiring the user to be trained in computer graphics techniques. A Vitrea user can view the image data in two or three dimensions using visualization settings stored within the system, and optimized for their specific clinical application. The user can interactively navigate around, or "fly through," the image, allowing the user to view clinically relevant anatomies and pathologies. Vital Images believes that no competitor has developed this interactive "fly through" capability based on volume rendering operating on a low-cost computer workstation. Vitrea also allows the user to capture views by taking "snapshots," which can be downloaded into customized reports for electronic transmission and archiving.

   The Company currently offers VoxelView(R) as a visualization software package targeted at the academic and research segments of the medical imaging market, rather than the clinical market targeted for Vitrea(TM). Like Vitrea(TM), VoxelView(R) employs interactive volume rendering to manipulate and display imaging data from a wide variety of medical imaging sources. While VoxelView(R) currently offers more features and greater functionality than Vitrea(TM), its operation also requires the user to have more training and expertise in computer graphics than are required to use Vitrea(TM). Because Vitrea(TM) is targeted for clinical use, it has visualization settings stored within the software, employs a built-in clinical workflow and is designed for use in specific clinical visualization applications.

   The Company's business strategy is to continue to develop and sell medical visualization software and systems to end users and to seek opportunities to integrate its technologies into medical imaging equipment developed and marketed by other medical equipment manufacturers.

     Vital Images was incorporated in Iowa in 1988, and reincorporated in Minnesota in 1997. Its principal offices are located at 3100 West Lake Street, Suite 100, Minneapolis, MN 55416, and its telephone number is (612) 915-8000.

                                  RISK FACTORS

     The following factors should be considered in evaluating an investment in the Common Stock. Vital Images also cautions readers that this Prospectus, and the information incorporated herein by reference, includes certain forward-looking statements and information that are based on management's beliefs as well as on assumptions made by, and upon information currently available to, management. When used in this Prospectus or in information incorporated herein by reference, the words "expect," "anticipate," "intend," "plan," "believe," "seek" and "estimate" or similar expressions or the negative thereof are intended to identify such forward-looking statements. However, this Prospectus and the information incorporated herein by reference also contain other forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions, including, but not limited to, the following risk factors, which could cause Vital Images' future results and shareholder values to differ materially from those expressed in any forward-looking statements made by or on behalf of Vital Images. Many of such factors are beyond Vital Images' ability to control or predict. Readers are cautioned not to put undue reliance on forward-looking statements. Vital Images disclaims any intent or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Historical Operating Losses; Uncertain Profitability Prospects

     Vital Images had operating losses of $882,000 for the three months ended January 31, 1997, and $2,545,000 for the year ended October 31, 1996, and, with the exception of the fiscal year ended October 31, 1995, has incurred operating losses each year since 1990. While Vital Images had operating income of $252,000 for the year ended October 31, 1995, this income was entirely attributable to a one-time license fee payment of $1,500,000 received by Vital Images during that fiscal year as a result of granting a perpetual source code license for its gas and oil exploration software product, VoxelGeo(R). At January 31, 1997, Vital Images' accumulated deficit was $6,261,000. Vital Images will likely continue to incur operating losses in the near term given the early stage of the market for its medical visualization products, and there can be no assurance that Vital Images will be profitable at any time in the future.

Transition to Medical Visualization Business; Early Stage of Industry and
Business

     From its incorporation in 1988 until its acquisition by Bio-Vascular in 1994, Vital Images was focused on developing and supporting visualization software tools for use by engineers and researchers in a variety of imaging applications, including gas and oil exploration, microscopy and medical research. Since its acquisition in 1994, Vital Images has consolidated its focus and is now focused solely on developing, marketing and supporting visualization software packages and systems for routine clinical use in medical applications. While Vital Images has designed its Vitrea product in keeping with this refined focus, there can be no assurance that Vital Images will be successful in marketing Vitrea or any other product or that Vital Images will be successful in making the transition from developing software tools for a variety of technical applications to developing, marketing and supporting software packages or integrated solutions for direct clinical application by medical personnel.

     Additionally, the medical visualization industry in which Vital Images markets its products is still in an early stage. The early stage of the industry is attributable to the fairly recent availability of high performance computers at reduced prices, the recent adoption of industry standards for the generation, transmission and storage of medical imaging data, and changing medical practices. Although Vital Images believes that the recent advances in the affordability of high performance computers and in the development of industry standards for imaging data will provide opportunities for growth in the medical visualization industry, given the uncertainties associated with the early stage of the industry, there can be no assurance that the industry will continue to develop in the manner anticipated by Vital Images. Accordingly, there can be no assurance that the medical visualization industry will provide growth opportunities for Vital Images and its volume rendering software products or that Vital Images' business strategies and focus on volume rendering technology will be successful as the medical visualization industry continues to evolve.

     Although Vital Images has received FDA clearance to market VoxelView and Vitrea for use as clinical diagnostic and surgical planning tools, there can be no assurance of meaningful revenue from these early stage products in the near term. The success of Vital Images' products will depend on its ability to successfully commercialize and market its products, the ability and willingness of physicians to use two- and three-dimensional imaging software in clinical diagnosis, surgical planning, patient screening, and other diagnosis and treatment protocols, and the ability of Vital Images to differentiate its volume rendering software from competing products employing surface rendering or other technologies. There can be no assurance that Vital Images will be able to succeed in its efforts to further develop, commercialize, and achieve market acceptance for VoxelView or Vitrea or for any other product.

Absence of Continuing Bio-Vascular Funding; Need for Additional Capital

     Prior to the Distribution, Vital Images participated in Bio-Vascular's centralized funding and cash management, and cash requirements of Vital Images were provided by Bio-Vascular. Following the Distribution, Bio-Vascular will no longer provide such funds to finance Vital Images' operations or for any other purposes. Accordingly, in anticipation of the Distribution, Bio-Vascular agreed to assign to Vital Images $10,000,000 in cash, cash equivalents and marketable securities, effective November 1, 1996. Subsequently, Bio-Vascular's Board of Directors determined, effective as of the effective date of the Distribution (the "Distribution Date"), to make such additional capital contributions to Vital Images as necessary to bring Vital Images' cash, cash equivalents and marketable securities balances to a combined $10,000,000. If Vital Images' operations progress as anticipated, of which there can be no assurance, Vital Images believes that the capital contribution made by Bio-Vascular, together with cash flows from operations, should be sufficient to satisfy its cash requirements for at least the next two years. The timing of Vital Images' future capital requirements, however, will depend on a number of factors, including the ability of Vital Images to successfully commercialize and market its products; the ability and willingness of physicians to use two- and three-dimensional imaging software in clinical diagnosis, surgical planning, patient screening and other diagnosis and treatment protocols; the impact of competition in the medical visualization business; the ability of Vital Images to differentiate its volume rendering software from competing products employing surface rendering or other technologies; and the ability to enhance existing products and develop new products on a timely basis. To the extent that Vital Images' operations do not progress as anticipated, additional capital will be required sooner. There can be no assurance that any required additional capital will be available on acceptable terms, or at all, and the failure to obtain any such required capital would have a material adverse effect on Vital Images' business.

Highly Competitive Industry; Risk of Technological Obsolescence

     Vital Images faces intense competition in its Medical Visualization Business. While the industry is in a relatively early stage, its development to date has been characterized by rapid innovation and technological change. Vital Images expects technology to continue to develop rapidly, and Vital Images' success will depend to a large extent on its ability to maintain a competitive position with its volume rendering technology. There can be no assurance that Vital Images will be able to compete effectively in the marketplace or that products developed by its competitors will not render its products obsolete or non-competitive. Similarly, there can be no assurance that Vital Images' competitors will not succeed in developing or marketing products that are viewed as providing superior clinical performance or are less expensive relative to Vital Images' products currently marketed or to be developed. Companies competing with Vital Images in the medical visualization industry include large, established manufacturers of medical imaging equipment. In addition to having significantly greater capital and staff resources for research and development that are critical to success in the rapidly changing medical visualization industry, such companies also have well-established marketing and distribution networks and may have a competitive advantage in marketing visualization tools as an integrated part of their imaging products. Additionally, Vital Images faces competition from other entities, such as picture archive and communication systems ("PACS") vendors, hospital, radiology and clinical systems suppliers and internal development projects sponsored by hospital radiology departments.
There can be no assurance that Vital Images will be able to compete effectively with such manufacturers or competing entities.

Dependence on Single Platform

     Vital Images' primary product offerings, VoxelView and Vitrea, are designed to run on workstations manufactured and sold by Silicon Graphics. Additionally, Vital Images' strategy includes the sale of its Vitrea software as part of an integrated system including Silicon Graphics' hardware. While Vitrea is also capable of running on other types of hardware, Vitrea's performance on other hardware is currently reduced relative to its performance when operated on Silicon Graphics workstations. In addition, other workstations capable of running Vitrea may be significantly more expensive than those manufactured and sold by Silicon Graphics. Accordingly, Vital Images' ability to market its products is dependent to a significant degree on the availability of Silicon

Graphics workstations and their use and acceptance by Vital Images' customers. To the extent that Silicon Graphics workstations become unavailable to Vital Images or that end-users of Vital Images' products utilize platforms manufactured by other companies, Vital Images may encounter difficulty in marketing its products. In any such event, Vital Images may be required to engage in substantial research and development and sales and marketing efforts, at potentially significant expense, to reconfigure and remarket its products to run at optimal performance levels on workstations other than those manufactured by Silicon Graphics. There can be no assurance that end-users of Vital Images' products will not determine to use platforms other than those currently compatible with Vital Images' products, and any such use could have a material adverse effect on Vital Images' business, financial condition and results of operations.

Uncertain Protection for Intellectual Property; Possible Claims of Others

     Although Vital Images has filed a patent application with respect to certain aspects of its technology, it generally does not rely on patent protection with respect to its products and technologies. Instead, Vital Images relies primarily on a combination of trade secret and copyright law, employee and third-party nondisclosure agreements and other protective measures to protect intellectual property rights pertaining to its products and technologies. There can be no assurance, however, that these measures will provide meaningful protection of Vital Images' trade secrets, know-how or other intellectual property in the event of any unauthorized use, misappropriation or disclosure or that others will not independently develop similar technologies or duplicate any technology developed by Vital Images. In addition, to the extent that any patents are applied for, there can be no assurance that such applications will result in issued patents or, if issued, that such patents will be held to be valid or will otherwise be of value. While Vital Images does not believe that its products and technologies infringe any existing patents or intellectual property rights of third parties, there can be no assurance that such infringement does not exist. The costs of defending an intellectual property claim could be substantial and could adversely affect Vital Images, even if it were ultimately successful in defending any such claims. If Vital Images' products or technologies were found to infringe the rights of a third party, Vital Images could be required to pay significant damages or license fees or cease production, which could have a material adverse effect on Vital Images' business.

Product Liability Risk; Limited Insurance Coverage

     The manufacture and sale of products used in the practice of medicine entail significant risk of product liability claims. While Vital Images currently maintains $2,000,000 of product liability insurance, there can be no assurance that these coverage limits will be adequate to protect Vital Images from any liabilities it might incur in connection with sales of its products or that Vital Images will be able to maintain this level of coverage in the future. In addition, in order to compete in the medical visualization industry, Vital Images will have to maintain a steady pace of new product rollouts and updates or enhancements of existing products. Accordingly, Vital Images may require increased product liability coverage as additional products and updates come to the marketplace. Such insurance is expensive and in the future may not be available on acceptable terms, if at all. A successful product liability claim or series of such claims against Vital Images in excess of Vital Images' insurance coverage could have a material adverse effect on its business.

Dependence on Key Employees

     Vital Images depends upon the active participation of Dr. Vincent Argiro, its founder and Executive Vice President and Chief Technology Officer, and Andrew M. Weiss, its President and Chief Executive Officer. Loss of the services of either of these individuals could have a material adverse effect on Vital Images' future business. Furthermore, Vital Images' success as an independent company will depend on its ability to enhance and develop markets for its current products as well as to introduce new products to the marketplace. This success will depend largely on its ability to attract and retain other qualified scientific and management personnel. Vital Images competes for such personnel with other companies, academic institutions, government entities and organizations, many of which have substantially greater capital resources and research and development capabilities than Vital Images. There can be no assurance that Vital Images will be successful in recruiting or retaining such personnel, and the inability of Vital Images to recruit and retain such personnel would have a material adverse effect on Vital Images' business.

Transition To Independent Company

     Vital Images has not operated as a stand-alone company since its acquisition by Bio-Vascular in May 1994, and, following the Distribution, Bio-Vascular will be under no duty to provide assistance to Vital Images except as described in a Distribution Agreement and a Transition Services Agreement entered into between Vital Images and Bio-Vascular. There can be no assurance that Vital Images will be able successfully to manage its transition to an independent company or to operate and develop its business and manage its growth opportunities without the financial and managerial assistance provided by Bio-Vascular since the acquisition.

Availability of Software Libraries

     Vital Images' Vitrea product includes certain libraries owned by Duke University which allow Vitrea to interface with industry-standard network configurations. While Vital Images is currently negotiating a licensing arrangement with Duke University for these libraries in anticipation of the commercial release of Vitrea and expects that such an agreement will be reached on satisfactory terms, there can be no assurance that an agreement will be reached on such terms, if at all. Failure of Vital Images to successfully negotiate a license agreement with Duke University could significantly delay or prevent commercial release of Vitrea, and would have a material, adverse effect on Vital Images' business.

Government Regulation

     Vital Images' products are subject to regulation by the FDA and by comparable agencies in foreign countries. In the United States, the FDA regulates the development, introduction, manufacturing, labeling and recordkeeping procedures for medical devices, including medical visualization software and systems. The process of obtaining marketing clearance from the FDA for new products and new applications for existing products can be time-consuming and expensive. All of the products currently marketed by Vital Images have received marketing clearance from the FDA pursuant to 510(k) pre-market notifications filed with the assistance of Bio-Vascular. There can be no assurance, however, that clearance will be granted with respect to future products or enhancements or that FDA review will not involve delays that would adversely affect Vital Images' ability to market such future products or enhancements. In addition, there can be no assurance that future products or enhancements will not be subject to the more lengthy and expensive pre-market approval ("PMA") process with the FDA.

     Even if regulatory approvals to market a product are obtained from the FDA, these approvals may entail limitations on the indicated uses of the product. Product approvals by the FDA can also be withdrawn due to failure to comply with regulatory standards or the occurrence of unforeseen problems following initial approval. The FDA could also limit or prevent the distribution of Vital Images' products and has the power to require the recall of such products. FDA regulations depend heavily on administrative interpretation, and there can be no assurance that future interpretations made by the FDA or other regulatory bodies will not adversely affect Vital Images. The FDA, various state agencies or foreign regulatory agencies may inspect Vital Images and its facilities from time to time to determine whether Vital Images is in compliance with various regulations relating to specification, development, documentation, validation, testing, quality control and product labeling. A determination that Vital Images is in violation of such regulations could lead to imposition of civil penalties, including fines, product recalls or product seizures and, in extreme cases, criminal sanctions.

     Vital Images intends to market its products both domestically and internationally. International regulatory bodies have established varying regulations governing product standards, packaging requirements, labeling requirements, import restrictions, tariff regulations, duties and tax requirements. The inability or failure of Vital Images to comply with the varying regulations or the imposition of new regulations could restrict its ability to sell its products internationally and could thereby adversely affect Vital Images' business.

Limitations on Third-Party Reimbursement

     Vital Images' products are purchased by hospitals, clinics and other users, which bill various third party payors, such as government health programs, private health insurance plans, managed care organizations and other similar programs, for the health care goods and services provided to their patients. Payors may deny reimbursement if they determine that a product used in a procedure was not used in accordance with established payor protocol regarding cost-effective treatment methods or was used for an unapproved indication.
Third party payors are increasingly challenging the prices charged for medical services and, in some instances, have put pressure on service providers to lower their prices or reduce their services. Vital Images is unable to predict what changes will be made in the reimbursement methods used by third party healthcare payors. There can be no assurance that procedures in which Vital Images' products are used will be considered cost effective by third party payors, that reimbursement for such procedures will be available or, if available, that payors' reimbursement levels will not adversely affect Vital Images' ability to sell its products on a profitable basis. In addition, there have been and may continue to be proposals by legislators, regulators and third party payors to curb further these costs in the future. Failure by hospitals and other users of Vital Images' products to obtain reimbursement from third party payors, changes in third party payors' policies towards reimbursement for procedures using Vital Images' products or legislative action could have a material adverse effect on Vital Images' business.

International Operations

     Vital Images sells its products to international customers as well as domestic customers. Because foreign markets may be influenced by factors that are different from those prevailing in the United States, there can be no assurance that Vital Images' products will be accepted in international markets or that Vital Images will be able to compete successfully in such markets. International sales are also subject to certain political and economic risks, including political instability, currency controls, trade restrictions, regulatory requirements, exchange rate fluctuations and changes in import and export regulations, any of which could have a material adverse effect on Vital Images' business.

Absence of Public Market for the Vital Images Common Stock

     There has never been a public market for Vital Images Common Stock. While it is expected that a "when-issued" trading market will develop on or about the record date for the Distribution, until the Vital Images Common Stock is fully distributed and an orderly trading market develops, the prices at which trading in Vital Images Common Stock occurs may fluctuate significantly. In addition, there can be no assurance that an active trading market in Vital Images Common Stock will develop or be sustained in the future. In the event trading does occur, the prices at which shares of the Vital Images Common Stock trade will be determined by the marketplace and may be influenced by many factors, including, among others, Vital Images' performance and prospects, the depth and liquidity of the market for Vital Images Common Stock, investor perception of Vital Images, its business and the medical visualization industry, Vital Images' dividend policy, general financial and other market conditions, and domestic and international economic conditions. In addition, the over-the-counter market has experienced extreme price and volume fluctuations that have affected the market price of many stocks and that, at times, could be viewed as unrelated or disproportionate to the operating performance of such companies. Such fluctuations have also affected the share prices of many newly public issues and of medical technology companies. Such volatility and other factors may have a materially adverse effect on the market price for shares of Vital Images Common Stock.

Possibility of Substantial Sales of Vital Images Common Stock

     The planned Distribution will involve the distribution on the Distribution Date of an aggregate of approximately 4,773,769 shares of Vital Images Common Stock to the shareholders of Bio-Vascular as of the Record Date, representing all of the issued and outstanding shares of Vital Images Common Stock as of that date. Substantially all of such shares of Vital Images Common Stock will be eligible for immediate resale in the public market. Neither Bio-Vascular nor Vital Images is able to predict whether substantial amounts of Vital Images Common Stock will be sold in the open market following the Distribution. Any sales of substantial amounts of Vital Images Common Stock in the public market, or the perception that such sales might occur, whether as a result of the Distribution or otherwise, could materially adversely affect the market price of Vital Images Common Stock.

Certain Anti-Takeover Considerations

     Vital Images' Articles authorize the Board of Directors, without any action by shareholders, to establish the rights and preferences of up to 5,000,000 shares of undesignated preferred stock. Vital Images is also subject to certain "anti-takeover" provisions of the Minnesota Business Corporation Act. In addition, Vital Images has adopted a Shareholder Rights Plan (the "Rights Agreement") designed to protect Vital Images and its shareholders from unsolicited attempts or inequitable offers to acquire Vital Images. These measures may, in certain circumstances, deter or discourage takeover attempts and other changes in control of Vital Images not approved by its Board of Directors. As a result, Vital Images' shareholders may lose opportunities to dispose of their shares at the higher prices typically available in takeover attempts or that may be available under a merger proposal. In addition, these measures may have the effect of permitting Vital Images' current directors to retain their positions and place them in a better position to resist changes that shareholders may wish to make if they are dissatisfied with the conduct of Vital Images' business.

Effects of Trading in the Over-the-Counter Market

     It is expected that Vital Images Common Stock will initially be traded in the over-the-counter market on the OTC Electronic Bulletin Board. Consequently, the liquidity of Vital Images Common Stock will likely be impaired, not only in the number of shares that may be bought and sold, but also through delays in the timing of transactions, and coverage by security analysts and the news media, if any, of Vital Images is also likely to be reduced. As a result, prices for shares of Vital Images Common Stock may be lower than might otherwise prevail if Vital Images Common Stock were traded on Nasdaq or a national securities exchange.

Applicability of "Penny Stock Rules"

     Federal regulations under the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), regulate the trading of so-called "penny stocks" (the "Penny Stock Rules"), which are generally defined as any security not listed on a national securities exchange or Nasdaq, priced at less than $5.00 per share and offered by an issuer with limited net tangible assets and revenues. In addition, equity securities listed on Nasdaq which are priced at less than $5.00 are deemed penny stocks for the limited purpose of Section 15(b)(6) of the Exchange Act. Therefore, during the time in which Vital Images Common Stock is traded in the over-the-counter market, as well as during any time in which Vital Images Common Stock is quoted on Nasdaq and is priced below $5.00 per share, if such quotation occurs at all, trading of Vital Images Common Stock will be subject to the provisions of Section 15(b)(6) of the Exchange Act which make it unlawful for any broker-dealer to participate in a distribution of any penny stock without the consent of the Securities and Exchange Commission if, in the exercise of reasonable care, the broker-dealer is aware of or should have been aware of the participation of a previously sanctioned person. Accordingly, it may be more difficult for broker-dealers to sell Vital Images Common Stock and shareholders of Vital Images may therefore have difficulty in selling their shares in the future in the secondary trading market.

     Additionally, during the time that the Vital Images Common Stock trades below $5.00 per share and is not listed on Nasdaq or any national securities exchange, trading, if any, of Vital Images Common Stock will be subject to the full range of the Penny Stock Rules. Under these rules, broker-dealers must take certain steps prior to selling a "penny stock," which steps include: (i) obtaining financial and investment information from the investor; (ii) obtaining a written suitability questionnaire and purchase agreement signed by the investor; and (iii) providing the investor a written identification of the shares being offered and the quantity of the shares. If the Penny Stock Rules are not followed by the broker-dealer, the investor has no obligation to purchase the shares. The application of the comprehensive Penny Stock Rules make it more difficult for broker-dealers to sell Vital Images Common Stock and shareholders of Vital Images may have difficulty in selling their shares in the future in the secondary trading market.

Dividend Policy

     The payment and amount of cash dividends on Vital Images Common Stock after the Distribution will be subject to the discretion of Vital Images' Board of Directors. It is currently contemplated that Vital Images will not pay cash dividends on the Vital Images Common Stock in the foreseeable future. Vital Images' dividend policy will be reviewed by Vital Images' Board of Directors at such future times as may be appropriate, and payment of dividends on Vital Images Common Stock will depend upon Vital Images' financial position, capital requirements, profitability and such other factors as Vital Images' Board of Directors deems relevant.

Tax Consequences

     Bio-Vascular has received an opinion from its tax advisor to the effect that it appears that there is substantial authority for viewing the Distribution as a non-taxable transaction for Bio-Vascular and its shareholders for federal income tax purposes. Bio-Vascular has not requested, and does not anticipate requesting, a ruling from the Internal Revenue Service with respect to the federal income tax consequences of the Distribution. Because no ruling will be received, and because the opinion of Bio-Vascular's tax advisor is based only on a "substantial authority" standard, there can be no assurance that the Distribution will qualify as a tax-free transaction.

                              SELLING SHAREHOLDER

     This Prospectus relates to the offering of 4,714 shares of Common Stock of the Company by the Selling Shareholder named below. The shares being offered by the Selling Shareholder hereunder were acquired pursuant to the grant of certain non-plan restricted stock awards in connection with the Distribution. The following table sets forth certain information, as of May 7, 1997, and as adjusted to reflect the sale of the shares offered hereby, with respect to the beneficial ownership of the Common Stock by the Selling Shareholder. Unless otherwise noted below, each Selling Shareholder possesses sole voting and investment power with respect to the shares shown opposite such Selling Shareholder's name.

                          Shares of                       Beneficial Ownership of Common
                         Common Stock                     Stock After Offering (1)(2)(3)
                         Beneficially    Number of        ------------------------------
                         Owned Before    Shares to         Number              Percent
Name                   Offering (1)(2)    be Sold         of Shares          of Class (4)
----                   ---------------    -------         ---------          -----------

Vincent Argiro             236,510         4,714           231,796              4.86



         Total                             4,714

______________________________________
*  Less than one percent (1%).

(1) Based upon questionnaires received from each selling shareholder, or a representative of the selling shareholder, in connection with the preparation of the Registration Statement on Form S-8, of which this Prospectus is a part.

(2) Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days are treated as outstanding only when determining the amount and percentage owned by such person or group.

(3) This assumes all shares being offered and registered hereunder are sold, although no Selling Shareholder is obligated to sell any shares.

(4)  Based upon 4,773,769 shares of Common Stock outstanding as of May 7, 1997.

                            VALIDITY OF COMMON STOCK

    The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Oppenheimer Wolff & Donnelly, Minneapolis, Minnesota.

                                    EXPERTS

    The financial statements of the Company as of October 31, 1996 and 1995, and for each of the three years in the period ended October 31, 1996, incorporated by reference in this Prospectus, have been audited by Coopers & Lybrand L.L.P., independent accountants. Such financial statements have been incorporated by reference in this Prospectus in reliance upon the report of Coopers & Lybrand L.L.P., incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing. To the extent that Coopers & Lybrand L.L.P. audits and reports on the financial statements of the Company issued at future dates and consents to the use of their report thereon, such financial statements also will be incorporated by reference in this Prospectus in reliance upon their report and said authority.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company pursuant to the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Website at http://www.sec.gov that contains reports, proxy and information statements, registration statements and other information that has been or will be filed by the Company.

    The Company has filed with the Commission a Registration Statement on Form S-8 under the Securities Act. This Prospectus does not contain all of the information, exhibits and undertakings set forth in the Registration Statement, certain portions of which are omitted as permitted by the Rules and Regulations of the Commission. Copies of the Registration Statement and the exhibits are on file with the Commission and may be obtained, upon payment of the fee prescribed by the Commission, or may be examined, without charge, at the offices of the Commission set forth above. For further information, reference is made to the Registration Statement and its exhibits.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The Company's Registration Statement on Form 10 (File No. 0-22229), containing audited financial statements for the Company's fiscal year ended October 31, 1996, and the descriptions of the Company's Common Stock and Preferred Stock Purchase Rights also contained therein, including any amendments or reports filed for the purpose of updating such descriptions, are hereby incorporated by reference in this Prospectus.

    All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering hereunder shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document all or any portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Company will provide, without charge, to each person to whom this Prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests should be directed to Vital Images, Inc., 3100 West Lake Street, Suite 100, Minneapolis, Minnesota, 55416, Attention: Gregory S. Furness, Chief Financial Officer, telephone (612) 915-8000.

                                    PART II
                              INFORMATION REQUIRED
                         IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

    The Company's Registration Statement on Form 10 (File No. 0-22229), containing audited financial statements for the Company's fiscal year ended October 31, 1996, and the descriptions of the Company's Common Stock and Preferred Stock Purchase Rights also contained therein, including any amendments or reports filed for the purpose of updating such descriptions, are hereby incorporated by reference in this Registration Statement.

    All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered pursuant to this Registration Statement have been sold or that de-registers all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

    The financial statements of the Company incorporated by reference in this Registration Statement have been audited by Coopers & Lybrand L.L.P., independent accountants, for the periods indicated in such firm's report thereon, which report is included in the Company's Registration Statement on Form 10. The financial statements audited by Coopers & Lybrand L.L.P. have been incorporated herein by reference in reliance on such firm's report given on their authority as experts in accounting and auditing. To the extent that Coopers & Lybrand L.L.P. audits and reports on the financial statements of the Company issued at future dates, and consents to the use of their report thereon, such financial statements will also be incorporated by reference in the Registration Statement in reliance upon their report and said authority.

Item 4.  Description of Securities.

    The description of the Company's Common Stock and the Preferred Stock Purchase Rights to be offered pursuant to this Registration Statement has been incorporated by reference into this Registration Statement as described in Item 3 of this Part II.

Item 5.  Interests of Named Experts and Counsel.

    Not applicable.

Item 6.  Indemnification of Directors and Officers.

    Article X of the Company's Articles of Incorporation, and Article VI,
Section 1 of its By-laws provide that the Company will indemnify such persons, for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as permitted by Minnesota Statutes Section 302A.521 as enacted and as amended.

    Section 302A.521 of the Minnesota Business Corporation Act provides that a Minnesota business corporation shall indemnify any director, officer, employee or agent of the corporation made or threatened to be made a party to a proceeding, by reason of the former or present official capacity (as defined) of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation. Section 302A.521 contains detailed terms regarding such right of indemnification and reference is made thereto for a complete statement of such indemnification rights.

Item 7.  Exemption from Registration Claimed.

    The shares to be reoffered or resold pursuant to this Registration Statement were issued without registration under the Securities Act in reliance on Section 4(2) of the Securities Act for transactions not involving a public offering. In determining that such exemption was available, the Company relied on the fact that, as an offering only to employees, directors and consultants of the Company or Bio-Vascular, its parent entity at the time of the offering, the shares were being issued through direct communication only to a limited number of investors having both knowledge of and access to most relevant information regarding the Company and that the certificates evidencing such shares bear a legend restricting transfer in non-registered transactions.


Item 8.  Exhibits.

4.1 Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form 10 (File No.
       0-22229)).

4.2 Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form 10 (File No. 0-22229)).

4.3 Form of the Company's Common Stock Certificate (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form 10 (File
       No. 0-22229)).

4.4 Rights Agreement dated effective as of May 1, 1997 between the Company and American Stock Transfer and Trust Company, which includes as Exhibit
       B the form of Rights Certificate (incorporated by reference to Exhibit
       4.4 to the Company's Registration Statement on Form 10 (File No.
       0-22229)).

4.5    Form of Certificate of Designation, Preferences and Rights of the
       Company's Series A Junior Preferred Stock (incorporated by reference to
       Exhibit 4.5 to the Company's Registration Statement on Form 10 (File No.
       0-22229)).

5.1 Opinion and Consent of Oppenheimer Wolff & Donnelly (filed herewith electronically).

23.1   Consent of Oppenheimer Wolff & Donnelly (included in Exhibit 5.1).

23.2   Consent of Coopers & Lybrand L.L.P. (filed herewith electronically).

24.1   Power of Attorney (included on page II-5 of this Registration Statement).

99.1   Incentive Stock Option Adjustment Plan (incorporated by reference to
       Exhibit 10.5 to the Company's Registration Statement on Form 10 (File No.
       0-22229)).

99.2   1990 Management Incentive Stock Option Plan (incorporated by reference to
       Exhibit 10.6 to the Company's Registration Statement on Form 10 (File No.
       0-22229)).

99.3   1992 Stock Option Plan (incorporated by reference to Exhibit 10.7 to the
       Company's Registration Statement on Form 10 (File No. 0-22229)).

99.4   1992 Director Stock Option Adjustment Plan (incorporated by reference to
       Exhibit 10.8 to the Company's Registration Statement on Form 10 (File No.
       0-22229)).

99.5   1995 Stock Incentive Adjustment Plan (incorporated by reference to
       Exhibit 10.9 to the Company's Registration Statement on Form 10 (File No.
       0-22229)).

Item 9.  Undertakings.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, except as to certain insurance policies, the registrant has been advised that in the opinion of the Securities and Exchange commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on May 9, 1997.

                                       VITAL IMAGES, INC.

                                       By: /s/ Andrew M. Weiss
                                           -------------------------------------
                                           Andrew M. Weiss
                                           President and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Andrew M. Weiss and Gregory S. Furness, and each of them, as his or her true and lawful attorney-in-fact and agent, each with full powers of substitution and re-substitution, for him and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on May 9, 1997 by the following persons in the capacities indicated.

/s/ Andrew M. Weiss                 President, Chief Executive Officer
------------------------------      (Principal Executive Officer) and Director
Andrew M. Weiss

/s/ Gregory S. Furness              Vice President, Finance, Chief
------------------------------      Financial Officer, Treasurer and Secretary
Gregory S. Furness                  (Principal Financial and Accounting Officer)

                                    Chairman of the Board of Directors
------------------------------
Edward E. Strickland

                                    Director
------------------------------
Vincent A. Argiro, Ph.D

/s/ Richard W. Perkins              Director
------------------------------
Richard W. Perkins

/s/ Douglas M. Pihl                 Director
------------------------------
Douglas M. Pihl

/s/ Sven A. Wehrwein                Director
------------------------------
Sven A. Wehrwein

                              VITAL IMAGES, INC.
                             REGISTRATION STATEMENT
                                  ON FORM S-8

                               INDEX TO EXHIBITS
                               -----------------

Item No.  Description                  Method of Filing
--------  -----------                  ----------------
4.1       Articles of Incorporation
          of the Company.............  Incorporated by reference to Exhibit 3.1 to the Company's Registration Statement
                                       on Form 10 (File No. 0-22229).

4.2       Bylaws of the Company......  Incorporated by reference to Exhibit 3.2 to the Company's Registration Statement
                                       on Form 10 (File No. 0-22229).

4.3       Form of the Company's
          Common Stock Certificate...  Incorporated by reference to Exhibit 4.3 to the Company's Registration Statement
                                       on Form 10  (File No. 0-22229).

4.4       Rights Agreement, dated
          effective as of May 1,
          1997 between the Company
          and American Stock
          Transfer and Trust
          Company, which includes as
          Exhibit B the form of
          Rights Certificate.........  Incorporated by reference to Exhibit 4.4 to the Company's Registration Statement
                                       on Form 10 (File No. 0-22229).

4.5       Form of Certificate of
          Designation, Preferences
          and Rights of the
          Company's Series A Junior
          Preferred Stock............  Incorporated by reference to Exhibit 4.5 to the Company's Registration Statement
                                       on Form 10 (File No. 0-22229).

5.1       Opinion and Consent
          of Oppenheimer Wolff &
          Donnelly...................  Filed herewith electronically.

23.1      Consent of Oppenheimer
          Wolff & Donnelly...........  Included in Exhibit 5.1.

23.2      Consent of Coopers &
          Lybrand L.L.P..............  Filed herewith electronically.

24.1      Power of Attorney..........  Included on page 5 of this Registration
                                       Statement.

99.1      Incentive Stock Option
          Adjustment Plan............  Incorporated by reference to Exhibit
                                       10.5 to the Company's Registration
                                       Statement on Form 10 (File No. 0-22229).

99.2      1990 Management Incentive
          Stock


          Option Plan................  Incorporated by reference to Exhibit
                                       10.6 to the Company's Registration
                                       Statement on Form 10 (File No. 0-22229).

99.3      1992 Stock Option Plan.....  Incorporated by reference to Exhibit
                                       10.7 to the Company's Registration
                                       Statement on Form 10 (File No. 0-22229).

99.4      1992 Director Stock
          Option Adjustment Plan.....  Incorporated by reference to Exhibit
                                       10.8 to the Company's Registration
                                       Statement on Form 10 (File No. 0-22229).

99.5      1995 Stock Incentive
          Adjustment Plan............  Incorporated by reference to Exhibit
                                       10.9 to the Company's Registration
                                       Statement on Form 10 (File No. 0-22229).

                                      E-2